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                                  SUB-ITEM 77H

                          MFS VARIABLE INSURANCE TRUST

         As of December 31, 1999, changes in entities  beneficially  owning more than 25% of any one series'  voting  securities,  thereby  becoming  controlling entities of such series, are as follows:
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                                                                                                                    % OF
                                                                                                                SHARES
SERIES                                        OWNER AND ADDRESS                        OWNED
MFS Bond Series                               Keyport Life Insurance Co.               27.87%
                                              125 High Street
                                              Boston, MA  02110-2704
MFS New Discovery Series                      First Variable Life Insurance Co.        27.87%
                                              2122 York Road, Ste. 300
                                              Oak Brook, IL  60523-1925


MFS Growth Series                             Hartford Life & Annuity Insurance        55.29%
                                              Co  Separate Account Seven
                                              Attn Carol Lewis
                                              200 Hopmeadow Street
                                              Simsbury, CT 06089

As of December 31, 1999, the following entities no longer beneficially owned more than 25% of any one series' voting securities, thereby ceasing to be controlling entities of such series.

         MFS Emerging Markets Equity Series             COVA Financial Services Life Ins. Co.
         MFS New Discovery Series                       MFS Fund Distributors
         MFS Growth Series                              MFS Fund Distributors
         MFS Growth Series                              First Variable Life Insurance Co.




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